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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("this Agreement") is made and entered into to be effective for all purposes as of December 31, 1998, 11:59 p.m. ("the Effective Date"), by and between 2Connect Express, Inc. ("Employer"), a corporation organized and existing under the laws of the State of Florida, and JAMES L. RALPH ("Employee"), a Florida resident.

                              W I T N E S S E T H:

         1. EMPLOYMENT. Employer hereby employs Employee as its President and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

         2. TERM. Subject to the provisions of termination set forth hereinbelow, the initial term of this Agreement shall commence on the Effective Date and shall expire three (3) years thereafter ("the Initial Term"). The Initial Term shall be comprised of three (3) consecutive twelve (12) month periods; moreover, for the purposes of this Agreement, each such period is hereinafter referred to as a "twelve (12) month period", wherever such terminology appears in this Agreement. Upon expiration of the Initial Term, this Agreement shall be automatically renewed for successive one (1) year terms unless sooner terminated in accordance with the provisions of termination set forth hereinbelow. For the purposes of this Agreement, all references to "the term of this Agreement", "the term hereof", the "term", or similar terminology shall include the Initial Term and each renewal term; moreover, each renewal term is hereinafter referred to as a "twelve (12) month period", wherever such terminology appears in this Agreement.

         3. COMPENSATION.

         (a) During the first twelve (12) month period of this Agreement, Employer shall pay Employee an annual salary of $135,000; provided further, such salary shall be paid in periodic installments in accordance with Employer's customary payroll practices. Upon the completion of each twelve (12) month period of this Agreement, Employer's Board of Directors shall review Employee's annual salary to determine Employee's annual salary with respect to the twelve (12) month period immediately succeeding such completed twelve (12) month period; however, Employee's annual salary for such immediately succeeding twelve (12) month period shall, at a minimum, be six percent (6%) more than Employee's annual salary for such completed twelve (12) month period.

         (b) Employer uses a calendar year ending December 31 for financial accounting and tax reporting purposes ("Employer Year"). With respect to each partial or full Employer Year in which all or part of any twelve (12) month period of this Agreement is included, Employee shall



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be entitled to receive incentive compensation determined with reference to each such Employer Year, as provided for in this Subsection (b). Employee shall be entitled to receive incentive compensation determined with reference to the net income earned during any partial Employer Year commencing as of the Effective Date, such date being the effective time ("the Effective Time") of the merger between 2Connect Acquisition Corp. and Bobby Allison Cellular Systems of Florida, Inc., pursuant to that certain merger agreement among 2Connect Acquisition Corp., Bobby Allison Cellular Systems of Florida, Inc., James L. Ralph, Robert L. McGinnis, and Employer. For the purpose of this Agreement, the Effective Time shall have the same meaning as that set forth in such merger agreement. Employee shall also be entitled to receive incentive compensation determined with reference to the net income earned during each full and partial Employer Year occurring subsequent to any partial Employer Year that commenced as of the Effective Time. For the purposes of this Subsection (b), each full and partial Employer Year with respect to which Employee's incentive compensation is to be determined is hereinafter referred to as an "Applicable Employer Year". Employer's Board of Directors shall establish and approve an incentive compensation plan with respect to Employee that incorporates the provisions of this Subsection (b); however, Employee's incentive compensation with respect to each Applicable Employer Year shall, at a minimum, be an amount equal to two percent (2%) of Employer's net income for such Applicable Employer Year. The term "net income", as used in this Subsection (b), shall be determined in accordance with generally accepted accounting principles applied consistently with respect to each Applicable Employer Year; provided, however, any incentive compensation, bonuses, or other performance-based compensation paid to any stockholders of Employer employed by Employer, and to any stock option holders or any stock warrant holders employed by Employer, shall be eliminated in calculating net income, and any net operating losses and net operating loss carryforwards attributable to periods of time that occurred prior to the Effective Date shall be eliminated in calculating net income. The incentive compensation with respect to each Applicable Employer Year shall be paid to Employee within ninety (90) days after the last day of such Applicable Employer Year.

         4. FRINGE BENEFITS.

         (a) BENEFIT AND RETIREMENT PLANS. Upon meeting the applicable eligibility requirements, Employee shall be entitled to be a participant in any employee benefit plans, retirement plans, and deferred compensation plans maintained by Employer.

         (b) HEALTH INSURANCE. During the term of this Agreement, Employer shall provide and maintain health insurance coverage for Employee. Such health insurance shall cover Employee, Employee's spouse, and Employee's dependents. Employer shall pay all of the health insurance premiums for Employee's coverage and for coverage of Employee's spouse and dependents. Except as otherwise provided by the foregoing provisions of this Subsection (b), such health insurance coverage shall be comparable to the health insurance coverage provided to Employee by his former employer, namely Bobby Allison Cellular



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Systems of Florida, Inc., a Florida corporation.

         (c) BUSINESS LIABILITY INSURANCE. During the term of this Agreement, Employer shall, at its expense, acquire and maintain business liability insurance coverage as may be necessary to protect Employee for any claims arising out of Employee's conduct, acts, or omissions arising within the scope of employment hereunder.

         (d) AUTOMOBILE. During the term of this Agreement, Employer shall, at its expense, provide Employee with an automobile for use by Employee in connection with rendering services on behalf of Employer; moreover, with respect to Employee's use of such automobile, Employer shall pay directly, or reimburse Employee for, any expenses that are directly or indirectly related to Employee's performance of services on behalf of Employer or to the furtherance of Employer's business. Notwithstanding the foregoing provisions of this Subsection (d), during the term of this Agreement, in lieu of providing Employee with such automobile and covering such expenses, Employer shall, at Employee's request and in Employee's sole discretion, provide employee with an automobile allowance in the event Employee desires to use his personal automobile instead of using an automobile provided by Employer.

         (e) BUSINESS EXPENSES. During the term of this Agreement, Employer shall pay directly, or reimburse Employee for, reasonable business expenses incurred by Employee that are directly or indirectly related to Employee's performance of services on behalf of Employer or to the furtherance of Employer's business. Employee shall keep appropriate records and documentation for such expenses in accordance with policies established by Employer and communicated to Employee.

         (f) SUPPLEMENTAL RETIREMENT BENEFIT. In addition to any retirement plans or deferred compensation plans of Employer in which Employee is entitled to participate, Employer shall establish for Employee's benefit a supplemental retirement plan through the use of a split-dollar life insurance arrangement ("the Split-Dollar Plan"). To implement the Split-Dollar Plan, Employee shall obtain, in Employee's name, a permanent life insurance policy ("the Policy") in a face amount that will cause the annual premium for the Policy to exceed the annual cost of term life insurance protection on the life of Employee by $10,000 ("Excess Premium"). Employee shall be the owner of the Policy; moreover, Employee shall execute a collateral assignment in favor of Employer. Employer shall pay all premiums with respect to the Policy. Each Excess Premium shall be credited to cash surrender value. Each Excess Premium, as well as all earnings thereon, shall be set aside for Employee's benefit. In the event the use of any Excess Premium in the foregoing manner causes Employee to recognize taxable income, Employer shall pay to Employee a bonus that will provide Employee with a net amount that is sufficient to pay income taxes attributable to such use of such Excess Premium. As long as the Split-Dollar Plan is in force, Employer shall be entitled to receive the death benefit attributable to the term life insurance protection on the life of Employee; provided, however, Employee's designated beneficiary or beneficiaries shall be entitled to receive any remaining death benefit that is not attributable to such term life insurance protection. Upon the



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termination of the Split-Dollar Plan, which termination shall occur in the event Employee's employment hereunder is terminated for any reason whatsoever, Employee's designated beneficiary or beneficiaries shall be entitled to receive all death benefits from the Policy. The net cash surrender value of the Policy shall at all times be the sole and exclusive property of Employee. In connection with Employer's implementation of the Split-Dollar Plan, Employer and Employee shall execute a definitive agreement for the same; provided, however, at a minimum, such agreement shall incorporate the provisions of this Subsection (f).

         (g) DISABILITY INSURANCE. During the term of this Agreement, Employer shall, at its expense, provide and maintain disability insurance coverage for the benefit of Employee. Such coverage shall pertain to both partial disability and total disability; moreover, such coverage shall, at all times, permit Employee to receive the maximum disability benefit allowed by the applicable insurer, as determined with respect to Employee's compensation.

         (h) STOCK OPTIONS. During the term of this Agreement, Employee shall be entitled to participate in Employer's stock option plan with respect to Employer's capital stock. Such stock option plan shall provide all of Employer's employees with grants to purchase, on an aggregate basis, ten percent (10%) of the issued and outstanding capital stock of Employer. Employee's participation rights with respect to such stock option plan shall, at a minimum, be identical to the rights possessed by other executive and management employees of Employer under such stock option plan.

         (i) SEVERANCE COMPENSATION. If Employee terminates Employee's employment hereunder pursuant to Section 10(c) hereinbelow, then in addition to the compensation and benefits to which Employee is otherwise entitled as of such termination date, Employer shall pay to Employee as severance compensation an amount equal to two-thirds (2/3) of Employee's annual salary in effect immediately prior to such termination. If Employer terminates Employee's employment hereunder pursuant to Section 10(c) hereinbelow with respect to any renewal term, then in addition to the compensation and benefits to which Employee is otherwise entitled as of such termination date, Employer shall pay to Employee as severance compensation an amount equal to one-fourth (1/4) of Employee's annual salary in effect immediately prior to such termination.

         (j) OTHER BENEFITS. During the term of this Agreement, in addition to the fringe benefits discussed hereinabove, Employee shall be entitled to participate in any other fringe benefits that are generally made available by Employer to other executive and management employees of Employer.

         5. DUTIES. Employee is hereby engaged to render services, on behalf of Employer, in accordance with the laws of the State of Florida, applicable federal and state laws and regulations, and any applicable ethics rules. Employee shall perform the duties that are assigned from time to time by Employer's Board of Directors. Employer



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and Employee acknowledge and agree that Employee shall perform such duties customarily performed by similarly situated executive and management employees of companies of a size and stature qualitatively and quantitatively comparable to Employer.

         6. DEVOTION OF FULL-TIME TO EMPLOYER'S BUSINESS. During the term of this Agreement, Employee shall devote Employee's full attention and best efforts to the business of Employer. Except as otherwise provided in this
Section 6, during the term of this Agreement, Employee shall not engage in or carry on or be employed by, directly or indirectly, any other business or profession, whether or not such other business or profession is in competition with Employer's business. Employee shall not write with respect to, or speak on, any aspect of Employer's business, without the prior written consent of Employer. Employee may, with the advance approval of Employer, seek and accept any elective or appointive office or position within any recognized trade or business association, attend meetings, seminars and conventions, and perform such other business activities as may be mutually agreed upon by Employee and Employer. Nothing herein contained shall prohibit Employee from investing or trading in stocks, bonds, commodities or other securities or forms of investments, including real property, provided such activities do not require an unreasonable amount of time by Employee and do not otherwise adversely affect Employer's business or Employee's performance of services on behalf of Employer under this Agreement.

         7. BUSINESS OF EMPLOYER.

         (a) BUSINESS POLICIES AND PROCEDURES. Employer shall have the authority to establish from time to time the business policies and procedures to be followed by Employee in performing services for Employer. Employee shall comply with all such policies and procedures, including Employer's drug testing policies and procedures.

         (b) CLIENTELE. Employer shall have the authority to determine who shall be accepted as clients, customers, and contractors of Employer, and Employee recognizes that such accepted clients, customers, or contractors are Employer's, not Employee's clients, customers, or contractors.

         8. VACATIONS. With respect to the each twelve (12) month period of this Agreement, Employee shall be entitled to paid vacation, at times to be determined by Employer, in the manner most convenient to Employer's business, and in accordance with Employer's policies. Such policies shall be comparable to those commonly established by companies of a size and stature qualitatively and quantitatively comparable to Employer. Unused vacation days shall be carried over into future periods. In the event Employee's employment hereunder is terminated for any reason whatsoever, Employer shall pay additional compensation to Employee for any unused vacation days, based on Employee's annual salary in effect as of the date of such termination.



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         9. ILLNESS OR INCAPACITY.

         (a) If Employee becomes unable to devote the required time to the business of Employer during the term of this Agreement because of illness, incapacity, or disability, then during the period commencing with the date of such illness, incapacity, or disability and ending ninety (90) days thereafter, Employee shall continue to receive Employee's annual salary with respect to such period, in accordance with Section 3(a) hereinabove. Any amounts due to Employee pursuant to this Subsection (a) shall be reduced by the amount of disability benefits received by Employee as a result of disability insurance coverage purchased and paid for by Employer.

         (b) If Employee shall not have resumed his duties on or before the last day of the period specified in Subsection (a) immediately above, then Employee's employment hereunder shall be deemed terminated as of the end of said period, provided that Employee is then receiving disability benefits. If employee is not receiving disability benefits as of the end of said period, Employer shall commence to pay to Employee monthly payments based on two-thirds (2/3) of Employee's annual salary in effect immediately prior to Employee's illness, incapacity, or disability.

         (c) If Employee resumes his duties at any time on or before the last day of the period specified Subsection (a) immediately above, and if Employee continues to devote his required time to the business of Employer for at least thirty (30) days following resumption of his duties, then the period specified in Subsection (a) immediately above shall be deemed a separate and an independent period with respect to any illness, incapacity, or disability of Employee that arises after said resumption of duties and said devotion of time to Employer's business, and any subsequent period specified in Subsection (a) immediately above shall commence to run in the event of Employee's failure to carry out his duties after said resumption of duties and said devotion of time, because of illness, incapacity, or disability. However, if such resumed period of work is less than thirty (30) days, the portion of the period specified in Subsection (a) immediately above that immediately precedes Employee's resumed period of work shall be aggregated with the period of illness or incapacity immediately following Employee's resumed period of work and treated as a single period in determining the payments and the periods of time set forth in Subsection (a) immediately above and in determining the termination date of Employee's employment pursuant to Subsection (b) immediately above.

         (d) Any dispute regarding the existence, extent, or continuance of Employee's illness, incapacity, or disability shall be resolved by the determination of a majority of three (3) competent and reputable physicians who are not employees or contractors of Employer, one of whom shall be selected by Employee, one of whom shall be selected by Employer, and the third of whom shall be selected jointly by the other two (2) physicians. The determination of said physicians shall be binding upon the parties hereto. The costs of such determination shall be borne by Employer.



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         10. TERMINATION OF EMPLOYMENT.

         (a) Employee may terminate his employment hereunder, without cause, upon ninety (90) days prior written notice. Upon Employer's receipt of such notice from Employee, Employer shall have the right to pay Employee, in advance, the compensation to which Employee is otherwise entitled for such ninety (90) day period and demand that Employee physically leave Employer's business premises; provided, further, Employer shall pay to Employee any other compensation and benefits to which Employee is entitled as of such termination date by virtue of any other provisions of this Agreement. With respect to any renewal term, either party may terminate Employee's employment hereunder upon written notice, without cause, provided such notice is given at least one hundred twenty (120) days prior to the commencement of such renewal term; provided, further, Employer shall pay to Employee any compensation and benefits to which Employee is entitled as of such termination date.

         (b) Except as otherwise provided in Subsection (a) immediately above, Employer may terminate the employment of Employee hereunder, without notice, only upon Employee's failure to perform the duties assigned to him by Employer's Board of Directors, or for good cause. For the purpose of this Agreement, the term "good cause" shall mean: (1) a pattern of conduct which tends to hold Employer up to ridicule, or which adversely affects Employer, in the business community pertaining to Employer's business, (2) engaging in conduct disloyal to Employer, (3) non-diligent performance of duties, (4) failure to appear for work during regularly scheduled hours without a sufficient reason, (5) conviction of any felony crime, and (6) dependence upon, or abuse of, any addictive substance, including but not limited to, alcohol, amphetamines, barbiturates, LSD, cocaine, marijuana, or narcotic drugs. Notwithstanding the foregoing, Employee's employment may not be terminated for any conduct set forth in clauses (1) through (4) above unless such conduct continues after Employer has served written demand on Employee to cease or rectify such conduct and Employee has failed to comply with such demand. For the purposes of clause (6) above, a determination of such dependence or such abuse shall be made by the decision of a majority of three (3) competent and reputable physicians who are not employees or contractors of Employer, one of whom shall be selected by Employer, one of whom shall be selected by Employee, and the third of whom shall be selected jointly by the other two (2) physicians; provided, further, the determination of said physicians shall be binding upon the parties hereto, and the costs of such determination shall be borne by Employer.

         (c) Employee may immediately terminate his employment with Employer hereunder, without notice, upon Employer's breach of any material provision of this Agreement.

         11. EMPLOYEE PURCHASE OF INSURANCE UPON TERMINATION.

         (a) Except for and excluding any life insurance policies that are the subject matter of the Split-Dollar Plan (which policies shall be



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exclusively governed by Section 4(f) hereinabove), in the event of the termination of Employee's employment for any reason whatsoever, other than the death of Employee, then and in that event, Employee shall be entitled to purchase from Employer at any time within thirty (30) days after the effective date of the termination of his employment any life insurance policies on the life of Employee that are owned by Employer. The purchase price of such policies shall be equal to the sum of the following items:

                  (1) the cash surrender value thereof, if any, calculated on a prorated basis to the date of termination, exclusive of any dividend, dividend accumulations or policy loans, but inclusive of the cash value of any paid-up insurance additions; plus

                  (2) the prorated portion of any premiums paid prior to such termination date which covers a period extending beyond such termination date; plus

                  (3) any dividends or dividend accumulations, and less

                  (4) any policy loan plus interest then due.

         (b) Employer shall have the right to deduct from any payment of compensation owed to Employee, the purchase price described in Subsection (a) above, or any portion thereof.

         12. COVENANT NOT TO COMPETE.

         (a) Employee recognizes and agrees that by virtue of his employment with Employer, he will be afforded opportunities to become known to various referral sources, clients, customers, and contractors of Employer, and prospective clients, customers, and contractors of Employer. Employee recognizes that these opportunities are valuable rights, are of great personal benefit to him in his professional or business endeavors, and therefore provide a sufficient basis for the restrictive covenants contained herein. In recognition of the above, and in further consideration of this Agreement, Employee further agrees that, during the term of this Agreement and for a period of twelve (12) months from the date of the termination of Employee's employment with Employer for any reason whatsoever, Employee shall not directly within the "restricted geographical area" enter into or engage in any endeavors in competition with the business of Employer as it exists as of the termination of Employee's employment, as an individual on his own account, or as a partner, an employee or an agent for any partnership, entity, or corporation, or as an officer or a director of a corporation. For the purpose of this Agreement, the "restricted geographical area" shall encompass the following area: the ten (10) mile radius of each retail store at which Employer is conducting business as of the termination of Employee's employment.

         (b) The period of time during which Employee is prohibited from engaging in the business practices specified in Subsection (a) above shall be extended by any length of time during which Employee is in breach of any covenant specified in Subsection (a) above.



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         (c) It is acknowledged and agreed by the parties hereto that the foregoing restrictive covenants are essential elements of this Agreement, and that, but for the agreement of Employee to comply with such covenants, Employer would not have agreed to enter into this Agreement. Such covenants by Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of such covenants.

         (d) It is agreed by parties hereto that if any covenant set forth in this Section 12 is held to be unreasonable, arbitrary, or against public policy, then such covenant shall be considered divisible both as to time and as to geographical area. Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area to be unreasonable, arbitrary, or against public policy, then a lesser time period or geographical area which is determined to be reasonable, non-arbitrary, and not against public policy may be enforced against Employee. Employer and Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by Employer.

         (e) In the event of the breach or threatened breach by Employee of the covenants contained herein, Employee agrees that Employer shall be entitled to injunctions, both preliminary and final, upon Employer's providing bond or security, enjoining and restraining such breach or threatened breach, and such remedies shall be in addition to all other remedies which may be available to Employer either at law or in equity. Employer and Employee agree and acknowledge that a violation of any covenant contained herein shall cause Employer to suffer irreparable damages and Employee agrees that he is estopped from subsequently asserting in any action to enforce the provisions of any covenant contained herein that Employer has an adequate remedy at law and therefore is not entitled to injunctive relief.

         (f) Notwithstanding anything contained herein to the contrary, this
Section 12 shall not be applicable if Employee's employment is terminated for any reason whatsoever within twelve (12) months after the Effective Date.

         13. BUSINESS RECORDS. All business records, contracts, business documents, and data of any type concerning clients, customers, or contractors of Employer, or concerning any aspect of Employer's business, shall be and shall remain the property of Employer, notwithstanding the subsequent termination of this Agreement for any reason whatsoever. Employee hereby agrees that any and all of the aforesaid items, and any directly or indirectly related information of any nature, are solely Employer's property. Employee further agrees that upon the termination of his employment at any time for any reason whatsoever, any and all of the aforesaid items, and any directly or indirectly related information of any nature, shall continue to be Employer's property. Employee further agrees that now and upon



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termination of his employment at any time for any reason whatsoever, such aforesaid items and such related information shall not be removed from Employer's premises and shall not be copied by facsimile, notation or otherwise, without the prior written consent of Employer or Employer's Board of Directors.

         14. DISCLOSURE. During the term of this Agreement, Employee shall disclose, and disclose only to Employer, all ideas, methods, plans, development or improvements known by him which relate directly or indirectly to the business of Employer, whether acquired by Employee before or during his employment with Employer; provided, however, nothing in this Section 14 shall be construed as requiring any such communication or disclosure where the idea, plan, method, development, or improvement is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication or disclosure.

         15. CONFIDENTIALITY. Employee agrees to keep in strict secrecy and confidence any and all information Employee assimilates or to which he has access during his employment with Employer, and which has not been publicly disclosed and is not a matter of common knowledge in the business in which Employer is engaged. Employee agrees that both during and after the term of his employment with Employer, he will not, without the prior written consent of Employer or Employer's Board of Directors, disclose any such confidential information to any third person, individual, partnership, joint venture, company, limited liability company, corporation, organization, or other entity.

         16. SPECIFIC PERFORMANCE. Employee agrees that damages at law will be an insufficient remedy to Employer in the event that Employee violates the terms of Sections 12, 13, 14, or 15 of this Agreement, and that Employer, upon application to a court of competent jurisdiction, shall be entitled to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to Employer. Employee shall reimburse Employer for all costs and expenses that directly or indirectly relate to Employer's successful enforcement of the terms of Sections 12, 13, 14, or 15 of this Agreement, including reasonable attorneys' fees incurred before trial, at trial, and in any appellate, arbitration, or mediation proceedings; provided, further, Employer shall reimburse Employee for all costs and expenses that directly or indirectly relate to Employee's successful defense of the terms of Section 12, 13, 14, or 15 of the this Agreement, or to Employer's unsuccessful enforcement of the terms of Section 12, 13, 14, or 15 of this Agreement, including reasonable attorneys' fees incurred before trial, at trial, and in any appellate, arbitration, or mediation proceedings.

         17. COMPLIANCE WITH OTHER AGREEMENTS. Employee represents and warrants that the execution of this Agreement by him and the performance of his obligations hereunder will not conflict with, result in a breach of, cause the termination of, or constitute a default under any other agreement to which Employee is a party or by which Employee is or may be bound. Employee agrees and promises to indemnify and hold



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harmless Employer from all loss, liability, claims, and expenses of any kind whatsoever, to which Employer is or might be subjected, either directly or indirectly, as a result of a breach by Employee of the representation and warranty specified in this Section 17.

         18. NOTICE TO PARTIES. Any notice or other communication which is required or which may be given under this Agreement shall be in writing and shall be deemed to be effective (a) upon receipt if personally delivered or transmitted by telecopy or similar electronic transmission method; (b) upon receipt, if sent by recognized expedited delivery service; and (c) upon receipt, if mailed certified mail, return receipt requested, first class postage prepaid. In each case, notice shall be given to the parties hereto at the following addresses:

         To Employer at:                            2Connect Express, Inc.
                                                    2055 Lake Ave. S.E.
                                                    Suite A
                                                    Largo, Florida 33771
                                                    Facsimile No. 813-584-7801

         With copy to:                              William K. Holbrook, Esq.
                                                    Burr & Forman LLP
                                                    3100 SouthTrust Tower
                                                    420 N. 20th Street
                                                    Birmingham, Alabama 35203
                                                    Facsimile No. 205-458-5100

         To Employee at:                            James L. Ralph
                                                    2055 Lake Ave. S.E.
                                                    Suite A
                                                    Largo, Florida 33771
                                                    Facsimile No. 813-584-7801

         With a copy to:                            Christopher H. Norman, Esq.
                                                    Hines & Associates, P.A.
                                                    315 South Hyde Park Avenue
                                                    Tampa, Florida 33606
                                                    Facsimile No. 813-254-6153

Either party may change such party's address for the purposes of this Agreement by giving written notice of the new address to the other party in accordance with any medium described hereinabove. Rejection or other refusal to accept delivery of any notice or communication required or permitted to be given under this Agreement shall cause the same to be effective when sent. The inability to deliver any notice or communication required or permitted to be given under this Agreement because of a changed address for which no notice was given shall cause the same to be effective when sent.

         19. WAIVER OF BREACH. No assent or waiver, express or implied, of any breach of any one or more of the covenants, conditions or provisions of this Agreement shall be deemed a waiver of any subsequent



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breach, or a waiver of any other covenant, condition or provision of this
Agreement.

         20. BINDING EFFECT. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, devisees, executors, administrators, legal representatives, personal representatives, successors and assigns of the parties.

         21. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida. The state courts of Florida shall have exclusive jurisdiction over any judicial proceeding relating to any dispute arising out of the interpretation, performance, or breach of this Agreement.

         22. ENTIRE AGREEMENT. This Agreement contains all representations and the entire understanding and agreement between the parties. Correspondence, memoranda or agreements, whether written or oral, originating before the date of this Agreement are replaced in total by this Agreement unless otherwise specifically provided for in this Agreement.

         23. ATTORNEY'S FEES. The prevailing party to a dispute between, or litigation between, the parties hereto, if said dispute or litigation relates to this Agreement, shall be entitled to reimbursement from the non-prevailing party or parties for such prevailing party's reasonable costs and expenses, including reasonable attorneys' fees. For purposes of this Agreement, the "prevailing party" shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediated or otherwise, dismissal, or judgment. For purposes of this Agreement, the term "reasonable attorneys' fees" shall include, without limitation, the actual attorneys' fees incurred in retaining counsel for advice, negotiations, suit, appeal, or any other legal proceeding, including mediation and arbitration.

         24. HEADINGS. The titles and headings of the various sections of this Agreement are intended solely for convenience of reference and are not intended to explain, modify or place any interpretation upon any of the provisions of this Agreement.

         25. AMENDMENT. This Agreement may be amended only by a writing signed by both of the parties hereto.

         26. SEVERABILITY. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall be given effect separately and shall not be affected.

         27. ADDITIONAL DOCUMENTS. Each party hereto agrees to execute and acknowledge, if required, any and all other documents and writings which may be necessary to carry out the purposes and provisions of this Agreement.

         28. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         29. INTERPRETATION. The language used in this Agreement shall not be construed in favor of or against either of the parties hereto, but shall be construed as if both of the parties hereto prepared this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any such party.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates or date set forth hereinbelow to be effective as of the Effective Date.


                                            2CONNECT EXPRESS, INC.

                                            By:
-------------------------                       -------------------------------
Signature of Witness                            James S. Holbrook, Jr., Its
                                                Chairman of the Board and
                                                Chief Executive Officer
-------------------------
Printed Name of Witness
                                            -----------------------------------
                                            Date:
-------------------------
Signature of Witness


-------------------------
Printed Name of Witness


-------------------------                   -----------------------------------
Signature of Witness                        James L. Ralph

                                            Date:
-------------------------                         -----------------------------
Printed Name of Witness


-------------------------
Signature of Witness


-------------------------
Printed Name of Witness



                                     -13-